Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 214581 on Form F-4 and Registration Statements Nos. 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806, 333-201386 and 333-208634 on Form S-8 of our reports dated March 20, 2017, relating to the 2016 consolidated financial statements and the retrospective adjustments to the 2015 and 2014 financial statement disclosures of Anheuser-Busch InBev SA/NV (which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective adjustments to the 2015 and 2014 consolidated financial statement disclosures on segment information), and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Anheuser-Busch InBev SA/NV for the year ended December 31, 2016.

Zaventem, 22 March 2017

/s/ Joël Brehmen

DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises

BV o.v.v.e. CVBA / SC s.f.d. SCRL